AMENDMENT NO. 24 TO
                  AMENDED AND RESTATED DECLARATION OF TRUST OF
                              PILGRIM MUTUAL FUNDS

     THIS AMENDMENT NO. 24 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF PILGRIM MUTUAL FUNDS is made as of the 16th day of November, 1999, by the undersigned, constituting a majority of the Trustees of Pilgrim Mutual Funds (the "Trust").

     WHEREAS, the Amended and Restated Declaration of Trust of the Trust authorizes the Trustees to create additional classes of shares for series of Interests in the Trust; and

     WHEREAS, the Trustees wish to create the following classes of series of Interests in the Trust: Class A shares for Pilgrim Money Market Fund and Class T shares for Pilgrim High Yield Fund II and Pilgrim Balanced Fund;

     NOW, THEREFORE, the Board of Trustees hereby amends the Declaration of Trust as follows:

     The Board of Trustees hereby creates Class A shares of Pilgrim Money Market Fund and Class T shares of Pilgrim High Yield Fund II and Pilgrim Balanced Fund. The shares of such classes shall have the rights, preferences, privileges, and restrictions as set forth in Article VIII of the Amended and Restated Declaration of Trust of the Trust and as further specified in the Amended and Restated Multi-Class Plan of the Trust.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.


/s/ Mary A. Baldwin                     /s/ Al Burton
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Mary A. Baldwin                         Al Burton


/s/ Paul S. Doherty                     /s/ Robert B. Goode, Jr.
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Paul S. Doherty                         Robert B. Goode, Jr.


/s/ Alan L. Gosule                      /s/ Mark Lipson
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Alan L. Gosule                          Mark Lipson


/s/ Walter H. May                       /s/ Jock Patton
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Walter H. May                           Jock Patton
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/s/ David W.C. Putnam                   /s/ John R. Smith
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David W.C. Putnam                       John R. Smith


/s/ Robert W. Stallings                 /s/ John G. Turner
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Robert W. Stallings                     John G. Turner


/s/ David W. Wallace
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David W. Wallace